U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

ODYSSEY HEALTH, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-56196	47-1022125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV	89102
(Address of principal executive offices)	(Zip Code)

(702) 780-6559

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock ($0.001 par value)	ODYY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2022, Odyssey NeuroPharma, Inc. (the “Company”), a wholly-owned subsidiary of Odyssey Health, Inc., a Nevada Corporation ”) entered into employment agreements with Mr. Erik Emerson and Mr. Greg Gironda (the “Executives” “Executives”). See Item 5.02 below for a description of the agreements.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Emerson Employment Agreement

On November 1, 2022, the Company and Mr. Emerson entered into an employment agreement (the “Agreement”) for a one (1) year term as Chief Commercial Officer. The Executive agrees to devote the energies and skills to the discharge of the duties and responsibilities attributable to the position, and to this end will devote 33 and 1/3 percent of business time and attention to the business and affairs of the Company and its affiliated entities. During the employment term, and subject to raising funds, the Company shall pay Mr. Emerson a minimum annual base salary of One Hundred Twenty-Five Thousand Dollars ($125,000) (“Base Salary”). The Base Salary will not begin to be payable until such time that the Company has raised a cumulative of Five Million Dollars ($5,000,000) in funding. Thereafter, the Base Salary will be paid to the Executive. Mr. Emerson will be granted stock options covering Six Hundred Thousand (600,000) shares of our common stock, vesting as follows: One Hundred Twenty-Five Thousand (125,000) vest upon signing of this agreement; Three Hundred Thousand (300,000) vest upon a financing by the Company in the amount of five Million Dollars ($5,000,000) or more; and One Hundred Seventy-Five Thousand (175,000) vest upon the listing of the Company on a national exchange such as Nasdaq or the NYSE. In the event of a Change of Control of the Company, the stock options will become fully vested and exercisable.

Mr. Gironda Employment Agreement

On November 1, 2022, the Company and Mr. Gironda entered into an employment agreement (the “Agreement”) for a one (1) year term as Chief Operations Officer. The Executive agrees to devote the energies and skill to the discharge of the duties and responsibilities attributable to the position, and to this end will devote 33 and 1/3 percent of business time and attention to the business and affairs of the Company and its affiliated entities. During the employment term, and subject to raising funds, the Company shall pay the Mr. Gironda a minimum annual base salary of One Hundred Twenty-Five Thousand Dollars ($125,000) (“Base Salary”). The Base Salary will not begin to be payable until such time that the Company has raised a cumulative of $5,000,000 in funding. Thereafter the Base Salary will be paid to the Executive. Mr. Gironda will be granted stock options covering Six Hundred Thousand (600,000) shares of our common stock, vesting as follows: One Hundred Twenty-Five Thousand (125,000) vest upon signing of this agreement; Three Hundred Thousand (300,000) vest upon a financing by the Company in the amount of five Million Dollars ($5,000,000) or more; and One Hundred Seventy-Five Thousand (175,000) vest upon the listing of the Company on a national exchange such as Nasdaq or the NYSE. In the event of a Change of Control of the Company, the stock options will become fully vested and exercisable.

Mr. Emerson and Mr. Gironda have also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and have agreed that work product or inventions developed or conceived by them while employed with the Company relating to its business is the Company’s property.

The foregoing description of the employment agreements is a summary and is qualified in its entirety by reference to the employment agreements which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference herein.

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Item 7.01	Regulation FD Disclosure

Attached is a copy of a press release being issued by the Company relating to the above-referenced matter, a copy of which is attached as Exhibit as 99.1 and is hereby incorporated.

Item 8.01	Other Material Event

On November 3, 2022, Odyssey Health, Inc. (OTC: ODYY), f/k/a Odyssey Group International, Inc. (the "Company" or "Odyssey"), a medical technology company focused on developing unique, life-saving medical products, is pleased to announce its continued commitment to the newly formed entity, Odyssey NeuroPharma, with the expansion of its executive team.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Odyssey Group International, Inc. and Erik Emerson, dated November 1, 2022.
10.2	Employment Agreement by and between Odyssey Group International, Inc. and Greg Gironda, dated November 1, 2022.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Health, Inc.

Date: November 4, 2022	By:	/s/ Joseph Michael Redmond
Joseph Michael Redmond Chief Executive Officer

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